Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 3 to Form S-4 of Angion Biomedica Corp. (File no. 333-269741) of our report dated, March 21, 2023, relating to the consolidated financial statements of Elicio Therapeutics, Inc., which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ BAKER TILLY US, LLP

Tewksbury, Massachusetts
April 21, 2023